EXHIBIT 10.12


                                TEAMING AGREEMENT

THIS TEAMING AGREEMENT ("Agreement"), made and entered into as of this 9th day of July 2004, by and between AccuPoll, Inc., a Delaware corporation (hereinafter "AccuPoll"), with offices located at 15101 Red Hill Ave., Suite 220, Tustin, CA 9278, and Alternative Resources Corporation, a Delaware corporation with offices located at 600 Hart Road, Suite 300, Barrington, IL 60010-2654 (hereinafter "Partner").

                                    PREMISES

         AccuPoll  and  Partner   believe  they  will  benefit  from  a  teaming
arrangement to develop the best management and technical approach for proposals to be submitted to various customers.

         AccuPoll and Partner have agreed to assign responsibilities for the work on each proposal and the work to be performed for each customer in Opportunity Plans to be negotiated by the parties and incorporated into this Agreement as set forth below.

         In consideration of the mutual promises in this Agreement, the parties agree as follows:

                                    AGREEMENT

1. An "Opportunity" is a sales opportunity. The parties may agree to initiate a single Opportunity or multiple Opportunities with each other covering work for one or more customers. Neither party will be obligated to the other under this Agreement until their authorized representatives execute a separate written "Opportunity Plan" for the each customer and Opportunity. Each executed Opportunity Plan will be attached to and incorporated into this Agreement as an Exhibit. Each Opportunity Plan will designate one of the parties as the prime contractor (the "Prime") and the other party as the subcontractor (the "Subcontractor") for the Opportunity and will apportion the work and responsibilities for the Opportunity between the two parties.

2. The Prime will submit the proposal to the customer for the Opportunity and subject to any conditions set forth in the Opportunity Plan, will include the other party as a proposed subcontractor. In designating the Prime for each Opportunity, the management of the parties will consider such factors as the relationship with the customer, the role of each in project management, and the relative size and importance of their respective scopes of work.

3. Each party will use its best efforts to produce proposals that will cause the selection of the Prime for the Opportunity and the acceptance of the Subcontractor for the work assigned to it. Each party will negotiate in good faith the contracts or subcontracts that result from the proposals.

4. In any proposal and in all discussions with the customer, each party will:

          o    Identify the other party as its team member

          o State the relationship of the parties as set forth in this Agreement

          o Describe the scope and responsibility of each party as set forth in the Opportunity Plan.


5. Each party will furnish all proposal material pertinent to its scope of work as defined in the Opportunity Plan attached as an Exhibit, including but not limited to, manuscripts and art works. The parties will furnish qualified personnel who will cooperate in drafting a proposal.

6.     The  Subcontractor  will  assist  the  Prime  as  reasonably   requested,
       including  without   limitation,   providing   management  and  technical

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       personnel   for   discussions   and   negotiations   with  the  customer.
       Notwithstanding the foregoing, the parties, as between themselves, shall be deemed to be independent contractors, and the employees of one shall not be deemed to be the employees of the other.

7. Each party will bear all costs, risks and liabilities incurred by it and arising out of its obligations and efforts under this Agreement during the pre-proposal and proposal periods, which are defined as the periods up to an award of a prime contract and subcontract. The Prime will be responsible for the graphic arts, printing, binding, and delivery costs of the proposal. Neither party shall have any right to any reimbursement, payment or compensation of any kind from the other during the period up to the award of a prime contract and subcontract.

8. The Prime will have the sole right to decide the form and content of all documents submitted to the customer; however, the Prime will afford the Subcontractor the opportunity to review the form and the content of the proposal and will make reasonable efforts to ensure that the Subcontractor's information is appropriately presented. The Subcontractor will offer the Prime its advice and aid, and will prepare the substantive content of its area of the proposal and other documents. Before submitting the proposal, the Prime will provide the Subcontractor a reasonable opportunity to review the proposal and provided comments.

9. If a prime contract ("Contract") is awarded as a result of the proposal submitted to the customer, the Prime will, to the extent permitted by customer's rules, regulations and applicable law, enter into good faith negotiations with the Subcontractor for a subcontract for the subcontract work set forth in the Opportunity Plan. The subcontract work must be performed in accordance with the Contract schedule and technical specifications at a mutually agreed price. Agreement on a subcontract must be reached within such time as the Prime deems necessary to meet the requirements of the Contract. The terms and conditions of the subcontract will be generally consistent with the terms and conditions in the Contract, including any contract provisions required by the Customer. The subcontract terms and conditions will not conflict with customer rules or policies or applicable laws and regulations.

10. The customer may direct the Prime to place the work contemplated as the Subcontractor's responsibility to another source or direct that such work be competitively bid. In either case, the Prime will comply with the customer's direction and will have no further obligation to the Subcontractor with respect to that particular proposal, except as regarding the protection of proprietary data. The Prime will take no action that would cause or tend to cause the customer to disapprove the Subcontractor.

11. The Prime will be the primary contact with the customer concerning a proposal. If it becomes desirable for the Subcontractor to contact the customer concerning the proposal, the contact shall be approved by the Prime to ensure coordination of efforts and understanding of commitments prior to such contact. The Prime's approval will not unreasonably be withheld.

12. Although the Prime is the primary interface with the customer on the Opportunity, the Subcontractor may have continuing relations with the customer and in the course of such relations may receive inquiries concerning the Opportunity. Such communications by the customer directly with the Subcontractor concerning the Opportunity shall not be a breach of this Agreement, provided the Subcontractor timely informs the Prime about the contact.

13. If the Prime is to make presentations to the customer concerning a proposal, the Prime will inform the Subcontractor of the content of the presentations, subject to any prohibitions or restrictions which the customer may impose. If a presentation relates to the Subcontractor's scope of work, the Subcontractor will support it as requested by the Prime.

14.    Any  news  release,  public  announcement,   advertisement  or  publicity
       released by either party  concerning  this  Agreement,  or any proposals,

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       resulting  contracts,  or  subcontracts,  will be  subject  to the  prior approval of the other party, except that this Agreement and the terms thereof may be made known to a customer. Any such publicity shall give due credit to the contribution of each party.

15. Each party will designate in writing one or more individuals as its representative(s) responsible for performance of the party's obligations.

16. "Confidential Information" means any and all non-public technical or business information, including third party information, furnished or disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") that, if in a tangible medium, the Disclosing Party has marked as "confidential," "proprietary" or similarly at the time of disclosure and that, if disclosed orally, the Disclosing Party indicates as confidential or proprietary at the time of disclosure and subsequently, within twenty (20) days after the date of such oral disclosure, confirms as confidential or proprietary in a writing sent to the Receiving Party that describes the information that is to be kept confidential. Each party will maintain all Confidential Information it receives from the other in confidence using commercially reasonable standards and no less care than it uses with its own information, and will use and disclose such information only as contemplated by this Agreement or as authorized by the Disclosing Party. Each party will require its personnel to do likewise. These obligations do not apply to information that is:

              (a) Generally available to the public other than by a breach of this Agreement;

              (b)    Rightfully   received  from  a  third  party   lawfully  in
                     possession  of  the   information  and  not  subject  to  a
                     confidentiality or nonuse obligation;

              (c) Independently developed by the Receiving Party or its personnel, provided the persons developing the information have not had access to the information of the Disclosing Party; or

              (d) Already known to the Receiving Party prior to its receipt from the Disclosing Party.

       The  Receiving  Party  may  disclose  Confidential   Information  of  the
Disclosing Party to the extent that such disclosure is:

              (a)    Approved in writing by the Disclosing Party;

              (b) Necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding; or

              (c) Required by law or by the order of a court or similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

17. The delivery of information to the Receiving Party does not grant any or imply any license to the Receiving Party, under any trademark, patent or copyright, or applications, which are now or may hereafter be owned by the Disclosing Party. All information is provided "AS IS" without any warranty whatsoever, including without limitation any warranty as to the accuracy, reliability or fitness of such information for any particular purpose.

18. Each Opportunity Plan shall remain in force for three (3) months from its effective date unless earlier terminated as provided in this Agreement or the Opportunity Plan. If an award is made under a proposal, then the term of the Opportunity Plan will be extended through the period of subcontract negotiations between Subcontractor and Prime with respect to the Opportunity Plan. Each Opportunity Plan shall terminate upon the

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       execution  of a  subcontract  pertinent  to the  Opportunity  or upon the earliest to occur of the following, unless extended by mutual agreement of the parties:

              a. An official customer announcement that an award will not be made based on the Opportunity.

              b. An official customer announcement that the Opportunity has been canceled.

              c. An official customer announcement that the program giving rise to the Opportunity has been canceled.

              d. Upon the award of a prime contract for the Opportunity to a contractor other than the Subcontractor or Prime.

              e.     The  customer   selects  either  party  but  not  both,  to
                     participate with one or more other contractors on the Opportunity.

              f. The Prime is unable to obtain customer approval of the Subcontractor, and the terms of the proposed subcontract cannot reasonably be altered to obtain the customer's approval.

              g.     Mutual consent of both parties by written agreement.

              h.     Inability of Subcontractor and Prime,  after negotiating in
                     good  faith,   to  reach   agreement  on  the  terms  of  a
                     subcontract.

              i. Either party is legally barred from participating in a particular Opportunity.

       Either party may terminate this Agreement for convenience by providing thirty (30) days written notice to the other party. Unless the parties otherwise agree in writing, a termination for convenience shall not terminate any existing Opportunity Plans. Existing Opportunity Plans will terminate as provided above.

19. If a particular Opportunity is terminated pursuant to paragraph 18, either party shall be free to pursue the Opportunity in association with the successful contractor or a third party, subject to the provisions of paragraph 17 with respect to Confidential Information.

20. Except as the customer requests, the parties will not actively participate in efforts that compete with an Opportunity Plan or compete independently for work covered by an Opportunity Plan during the duration of the Plan. "Active participation" includes the exchange of Opportunity specific technical data with competitors and the formulation of marketing strategies.

21. Subject to each party's right to seek injunctive or equitable relief in a court of competent jurisdiction, each party agrees to resolve all disputes under this Agreement in accordance with the dispute resolution procedures set forth below.

22. Each party will promptly notify the other in writing of any dispute. The parties' designated representatives will meet within ten (10) days following the receipt of such written notice and will attempt to resolve the dispute within fifteen (15) business days. If the parties agree, a dispute may be mediated. The parties will select a mediator within twenty
       (20) days of agreeing to mediate. Any claim or dispute arising out of or relating to this Agreement shall be resolved by binding arbitration under the Commercial Rules, but not the administration, of the American Arbitration Association. To the extent the Commercial Rules conflict with this provision, this Agreement shall control. Either party may seek preliminary or permanent rights and/or remedies, judicial or otherwise,

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       to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved. The arbitration shall be conducted in Denver, Colorado and the laws of Colorado (except its conflict of laws provisions) shall govern the interpretation of this Agreement. Within 10 calendar days of service of a Demand for Arbitration, the parties shall agree upon a sole arbitrator. If a sole arbitrator cannot be agreed upon, a panel of three arbitrators shall be named. Each party shall select one arbitrator. The two arbitrators selected by the parties shall select a
       knowledgeable  and  impartial  third   arbitrator.   If  the  arbitrators
       appointed by the parties cannot agree upon the third arbitrator within ten (10) calendar days, either party may apply to court of competent jurisdiction to appoint the third arbitrator. There shall be no discovery during the arbitration other than the exchange of the information the parties provide to the arbitrator(s). If damages are to be awarded, the arbitrator(s) shall only award equitable relief and compensatory damages and shall not award punitive or other non-compensatory damages. The arbitrator(s) shall render a decision within sixty (60) calendar days after the date of his/her/their selection or within such period as the parties may otherwise agree. Each party shall be responsible for the fees and expenses incurred by the arbitrator it appointed. The fees and expenses of a sole arbitrator or the third arbitrator (or) shall be borne equally. The decision of the arbitrator(s) shall be final and binding and may not be appealed. A party may apply to any court having jurisdiction to obtain a judgment enforcing the decision of the arbitrator(s). The parties may cancel or terminate this Agreement in accordance with its terms and conditions without following the procedures in this Article. Any dispute or other action arising out of this Agreement must be brought within two years of the date the cause of action accrued.

23. All notices, certificates, acknowledgments and other reports, shall be in writing and shall be deemed properly delivered when mailed by certified letter (or other express mail which requires receiving signature) to the other party at its address as set forth in the introductory paragraph to this Agreement, or to such other address as either party may designate by written notice to the other.

24. This Agreement does not restrict the rights of the parties to quote, offer to sell, or sell to others any products or services that it otherwise regularly offers for sale; provided, those products or services are not uniquely identified with an Opportunity and are not being proposed in response to the Opportunity.

25. This Agreement does not constitute or create a joint venture, partnership, or formal business organization of any kind, other than a contractor team arrangement. The rights and obligations of the parties are only those expressly set forth in this Agreement. Neither party has authority to bind the other except to the extent expressly authorized in this Agreement. The parties shall remain independent contractors at all times and neither party shall act as the agent for the other.

26. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the parties.

27. Neither party will be responsible or liable to the other party or any third party for any lost profits, indirect, special, punitive, incidental or consequential damages of any kind.

28. This Agreement may not be assigned or otherwise transferred by either party in whole or in part without the express prior written consent of the other party, which consent will not unreasonably be withheld. The foregoing will not apply if either party changes its name or merges with another corporation.

29. This Agreement shall not be amended or modified, nor shall any waiver of any right hereunder be effective unless set forth in a document executed by duly authorized representatives of both parties. The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

30. The content of this Agreement may be made known to appropriate customer representatives by either party, if requested by the customer.

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31.    Nothing in this  Agreement is intended to affect the rights of a customer to negotiate directly with either party on any basis that customer may desire.

32. This Agreement and the Opportunity Plans contain all of the agreements, representations and understandings of the parties with respect to its subject matter and supersedes any and all previous understandings, commitments or agreement, oral or written, related to the Opportunities and resulting Contracts or subcontracts.

33. If any part, term or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any applicable law, the validity of the remaining portions or provisions shall not be affected thereby.








In witness whereof, the parties hereto have executed this Agreement on the date first set forth above.

Accupoll, Inc.                                Alternative Resources Corporation

By:  /s/ Frank Wiebe                          By:  /s/ Steve Purcell
    --------------------------------------    --------------------------------

Name: Frank Wiebe                             Name: Steve Purcell
      ------------------------------------    --------------------------------

Title: President                              Title: Chief Financial Officer
       -----------------------------------    --------------------------------

Date:                                         Date:
      ------------------------------------    --------------------------------


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                        Exhibit No. 1 - Opportunity Plan

                             For Cook County, IL RFP



This Opportunity Plan was prepared by AccuPoll and Partner in accordance with their Teaming Agreement dated ______________, 200__ and is incorporated into the Teaming Agreement as Exhibit No. 1 when executed by the authorized representatives of both parties.


1.       Background

         Request for Proposal (RFP) issued by Cook County, IL and City of Chicago, IL on June 14, 2004 for replacement/upgrade of current voting system. AccuPoll agreed to prime with subcontractors Alternative Resources Corporation (ARC) and Synch-Solutions.

2.       Scope and Objectives of Proposal

         A complete proposal for a replacement or upgrade of the existing voting system used by Cook County and the City of Chicago.

3.       Roles and Responsibilities

         a.       Prime    Responsibilities:    Prime   Contractor   management,
                  submission and execution of the proposal, provision of the AccuPoll DRE voting system.

         b. Subcontractor Responsibilities: ARC to provide project management and deployment services as required and proposed. Synch-Solutions to deliver training and voter outreach services as required and proposed.

         a.       Joint Responsibilities: Bid and Proposal efforts and costs.


4. Review and Approval

         a.       Proposal: TBD

         b.       Communications: TBD

5. Rules of Engagement

         Each party is responsible for content of the proposal.

6.       Proposal and Delivery Team

         Prime Team Members:  AccuPoll

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         Subcontractor  Team  Members:  Alternative  Resources  Corporation  and
         Synch-Solutions


         Executive Sponsors:        Frank Wiebe (AccuPoll)
                                    -----------------------------------
         Corporation)                                   (Alternative) Resources

                                                        (Synch-Solutions)
                                    ------------------------------------

7.       Initial Investment

         To be determined in subsequent planning meetings between the parties. Each party will be responsible for its own bid and proposal costs.

8.       Contact Responsibilities

         To be determined in subsequent planning meetings between the parties.


Accupoll, Inc.                             Alternative Resources Corporation

By:  /s/ Frank Wiebe                       By:  /s/ Steve Purcell
    -------------------------------------      ---------------------------

Name:  Frank Wiebe                         Name: Steve Purcell
      -----------------------------------        -------------------------

Title:   President                         Title: Chief Financial Officer
       ----------------------------------        -------------------------

Date:                                                Date:
      -----------------------------------        -------------------------




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